UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 28, 2010
TriCo Bancshares
(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841

(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

63 Constitution Drive, Chico, California	95973

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement
Effective May 28, 2010, Tri Counties Bank, a California state-chartered bank (the “Bank”) and wholly owned subsidiary of TriCo Bancshares, a California corporation, acquired substantially all of the assets and assumed substantially all of the liabilities of Granite Community Bank, N.A., Granite Bay, California (“Granite Bank”), including substantially all the deposits from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Granite Bank (the “Acquisition”). The Acquisition was made pursuant to the terms of a purchase and assumption agreement entered into by the Bank and the FDIC on May 28, 2010 (the “Agreement”).
Based upon a preliminary closing with the FDIC as of May 28, 2010, the Bank acquired (a) an estimated $77.0 million in loans, (b) $3.8 million in investment securities, and (c) $22.2 million in cash and other assets, and assumed (a) an estimated $94.8 million in deposits, (b) $5.0 million in borrowings, and (c) $0.1 million in other liabilities. The foregoing amounts represent Granite Bank’s book value and do not reflect fair value. These amounts are estimates and, accordingly, are subject to adjustment based upon final settlement with the FDIC. The terms of the Agreement provide for the FDIC to indemnify the Bank against claims with respect to the liabilities of Granite Bank not assumed by the Bank and certain other types of claims listed in the Agreement. The Bank paid no cash or other consideration to acquire Granite Bank.
In connection with the Acquisition, the Bank entered into a loss-sharing agreement with the FDIC that covered approximately $89.3 million of Granite Bank’s assets. The Bank will share in the losses on the asset pools (loans, foreclosed loan collateral, and certain investment securities) covered under the loss-sharing agreement. Pursuant to the terms of the loss sharing agreement, the FDIC is obligated to reimburse the Bank for 80% of losses with respect to covered assets. The Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid the Bank under the loss sharing agreement.
The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.
Item 2.01: Completion of Acquisition or Disposition of Assets
The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.
Item 8.01: Other Events
On May 28, 2010, the Bank issued a press release announcing the Acquisition. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.
Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Granite Community Bank, N.A., Granite Bay, California, the Federal Deposit Insurance Corporation and Tri Counties Bank, dated as of May 28, 2010, and related addendum.

99.1	Press Release, dated May 28, 2010, announcing the Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES
Date: June 3, 2010	By:	/s/ Thomas J. Reddish
Thomas J. Reddish, Executive Vice President and
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Granite Community Bank, N.A., Granite Bay, California, the Federal Deposit Insurance Corporation and Tri Counties Bank, dated as of May 28, 2010, and related addendum.

99.1	Press Release, dated May 28, 2010, announcing the Acquisition.